UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2014

Semtech Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of principal executive offices)	(Zip Code)

805-498-2111

Registrant’s telephone number, including area code

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Mohan Maheswaran, President, Chief Executive Officer and a Director of Semtech Corporation (the “Company”), has informed the Company that he has entered into a written stock trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934.

Under the plan, Mr. Maheswaran will execute “same-day sales” covering a total of 48,000 non-qualified stock options and resulting shares of the Company’s common stock.  The plan provides for the exercise and sales of specified numbers of shares at specified times beginning in April, 2014 and ending in January, 2015.  Shares acquired via the exercise of the underlying stock options will be sold under the plan on the open market at prevailing prices on the applicable trading days specified under the plan, subject to a minimum price threshold as specified in the plan.  Mr. Maheswaran’s trading plan covers the exercise of options that would otherwise expire in February, 2015.

The plan also provides for the sale of 61,000 shares of the Company’s common stock.  The plan provides for sales of specified numbers of shares at specific times beginning in April, 2014 and ending in March, 2015.

The plan is consistent with, and will follow, a similar plan entered into by Mr. Maheswaran in January, 2013, which expires following the final trade under that plan in March, 2014.

Except as may be required by law, the Company does not undertake to report Rule 10b5-1 trading plans established by any other Company employees, officers or directors, nor to report modifications, terminations, or other activities under any publicly announced trading plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMTECH CORPORATION

Date: January 9, 2014	By:	/s/ Emeka Chukwu
		Name:	Emeka Chukwu
		Title:	Chief Financial Officer